                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 DEERE & COMPANY

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

[JONH DEERE LOGO]

                                 DEERE & COMPANY
                              One John Deere Place
                             Moline, Illinois 61265


                         ----------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                FEBRUARY 27, 2002


The annual meeting of stockholders of Deere & Company will be held at the principal office of the Company, at One John Deere Place, near Moline, Rock Island County, Illinois, on Wednesday, February 27, 2002, at 10 a.m. Directions to the meeting location appear on the back cover of the proxy statement. The annual meeting is being held to:

     1.  Elect directors.

     2.  Consider and vote upon the Nonemployee Director Stock Ownership Plan.

     3.  Transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on December 31, 2001, are entitled to vote at the meeting.

To be sure that your shares are represented at the meeting, please either complete and promptly mail the enclosed proxy card in the envelope provided for this purpose or vote through the telephone or Internet voting procedures described on the proxy card. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker. The bank's or broker's procedures should be described on the voting form sent to you.

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to page 22 of the proxy statement and your proxy card for further information.


                                      For the Board of Directors,


                                      /s/ MICHAEL A. HARRING



Moline, Illinois                      MICHAEL A. HARRING
January 18, 2002                      Secretary


                             YOUR VOTE IS IMPORTANT

        STOCKHOLDERS ARE URGED TO VOTE BY USING THE CONVENIENCE OF TELEPHONE OR INTERNET VOTING, IF AVAILABLE, OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                           Page
                                                                           ----
Proxy Statement ..........................................................    1
Election of Directors ....................................................    2
Approval of the Deere & Company Nonemployee Director Stock Ownership Plan     2
Other Matters ............................................................    5
Directors Continuing in Office ...........................................    5
Named Executive Officers Who Are Not Directors ...........................    7
Certain Business Relationships ...........................................    7
Principal Holders of Voting Securities ...................................    8
Committees ...............................................................    8
Compensation of Directors ................................................    9
Audit Review Committee Report ............................................   10
Audit and Non-Audit Fees .................................................   11
Committee on Compensation Report on Executive Compensation ...............   11
Comparison of Five-Year Cumulative Total Return ..........................   15
Compensation of Executive Officers .......................................   16
Stockholder Proposals and Nominations ....................................   21
Cost of Solicitation .....................................................   21
Annual Report ............................................................   22
Electronic Access to Proxy Statement and Annual Report ...................   22
Appendix A--Deere & Company Nonemployee Director Stock Ownership Plan ....  A-1
Appendix B--Audit Review Committee Charter ...............................  B-1

                                PROXY STATEMENT
--------------------------------------------------------------------------------
TO THE STOCKHOLDERS: The Board of Directors of Deere & Company solicits your proxy, and asks that you vote, sign, date, and promptly mail the enclosed proxy card for use at the annual meeting of stockholders to be held February 27, 2002, and at any adjournment of such meeting. Most stockholders have a choice of voting by using a toll-free telephone number, by voting over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. eastern standard time on February 26, 2002. If you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If your shares are held through the Company's Savings and Investment Plan or Tax Deferred Savings Plan For Hourly and Incentive Paid Employees, your proxy instruction card must be received by February 22, 2002, or the shares represented by the card will not be voted. Whether you own few or many shares, your proxy is important in helping to achieve good representation at the meeting.

     If you wish, at any time before your proxy is voted, you may revoke it by written notice to the Company, or by delivery of a later-dated proxy (including a telephone or Internet vote), or by voting in person at the meeting.

     The shares represented by all properly executed proxies will be voted as specified by you. In the absence of direction, properly executed proxies will be voted for the nominees to the Board set forth below and for the Deere & Company Nonemployee Director Stock Ownership Plan.

     The holders of a majority of the Company's outstanding shares, present in person or by proxy, are required for a quorum at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. The Company had 237,659,231 shares of common stock outstanding on December 31, 2001. Each share has one vote on each matter to be voted on at the meeting and one vote for each directorship to be filled on the Board of Directors.

     If any nominee for election as a director is unable or declines to accept nomination or election for any reason, the persons designated in your proxy may vote for a substitute.

     A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present or represented by proxy and entitled to vote is required for the approval of the stock ownership plan proposal. Abstentions will have no effect on the outcome of the election of directors, and will have the same effect as a vote against the stock ownership plan proposal. Under the current rules of the New York Stock Exchange, brokers who hold shares in "street" name and who do not receive instructions from the beneficial owner of those shares will be able to vote in the election of directors and on the stock ownership plan proposal. Broker non-votes will have no effect on the outcome of the election of directors or the stock ownership plan proposal.

     The Company's policy is to provide stockholders privacy in voting. All proxy cards and ballots that identify votes of stockholders are held confidential, except: (i) as may be necessary to meet applicable legal requirements; (ii) to allow independent third-parties to solicit, receive, tabulate, and certify the results of the vote; (iii) in cases where stockholders write comments on their proxy cards; and (iv) in contested proxy solicitations in which the opposing party does not also agree to comply with this policy. The tabulator of the votes and at least one of the inspectors of voting are independent of the Company, its officers and directors. The tabulator, the Company's proxy solicitation agent, and the inspectors of voting, including those who are Company employees, are required to comply with the Company's confidentiality guidelines which prohibit disclosure of votes to the Company.

     Stockholders of record at the close of business on December 31, 2001, are entitled to vote. This notice of meeting, proxy statement, and proxy card are being mailed to stockholders on or about January 18, 2002.

                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------
     Three directors are to be elected for terms expiring at the annual meeting in 2005. The persons named below were recommended by the Corporate Governance Committee and nominated by the Board of Directors. The nominees' principal occupations during the past five or more years, positions with the Company, directorships in other companies, ages, and beneficial ownership of shares and share units of the Company at December 31, 2001, appear in that order after their names. As used below, "restricted stock" refers to non-transferable stock issued pursuant to the Nonemployee Director Stock Ownership Plan, which is subject to risk of forfeiture if certain conditions are not met. "Share units" represent director compensation and earnings thereon deferred pursuant to the Nonemployee Director Deferred Compensation Plan and valued as if invested in shares of the Company. No nominee owned beneficially more than .1% of the shares outstanding on December 31, 2001.

     Dr. Dipak C. Jain, Dean of the Kellogg School of Management, Northwestern University, Evanston, Illinois is nominated for election as a director for the first time. The terms of Professor Regina E. Herzlinger and Doctor Arnold R. Weber, directors of the Company since 1993 and 1994 respectively, expire at the annual meeting and they are retiring from the Board. Mr. John R. Stafford, a director of the Company since 1997 has also announced that he intends to retire from the Board following the annual meeting. The size of the Board is being reduced accordingly.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE RECOMMENDED NOMINEES FOR ELECTION AS A DIRECTOR.


              NOMINEES FOR TERMS EXPIRING AT ANNUAL MEETING IN 2005

     Mr. John R. Block President of Food Distributors International (formerly the National-American Wholesale Grocers' Association) since 1986; prior thereto, United States Secretary of Agriculture; part owner and operator of Block Farms (farming). Director of Deere & Company since 1986; member of Committee and Special Subcommittee on Compensation and Pension Plan Oversight Committee. Director of Hormel Foods Corporation. Age 66. Shares owned, 8,003 (includes 7,403 shares of restricted stock). Share units owned, 8,997.

     Mr. T. Kevin Dunnigan Chairman, President and Chief Executive Officer of Thomas & Betts Corporation (electrical components) since August 2000; Retired Chairman of Thomas & Betts Corporation May 2000 to August 2000; Chairman 1997 to May 2000; prior thereto, Chairman and Chief Executive Officer. Director of Deere & Company since May 2000; member of Audit Review and Corporate Governance Committees. Director of C. R. Bard, Inc. and Thomas & Betts Corporation. Age
63. Shares owned, 4,569 (includes 2,569 shares of restricted stock).

     Dr. Dipak C. Jain Dean, Kellogg School of Management, Northwestern University, Evanston, Illinois since July 2001; prior thereto, Associate Dean for Academic Affairs and the Sandy and Morton Goldman Professor of Entrepreneurial Studies and Professor of Marketing, Kellogg School of Management. Also, visiting Professor at Chulalongkorn University, Bangkok, Thailand; Nijenrode University, The Netherlands; Otto Bescheim Graduate School of Management, Koblenz, Germany; IIT, Delhi, India; Hong Kong University of Science and Technology, China; Tel Aviv University, Israel. Age 44.


            APPROVAL OF THE NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN
            ---------------------------------------------------------

Summary of the Proposal

     The Board of Directors of the Company (the "Board") has approved the Deere & Company Nonemployee Director Stock Ownership Plan in the form attached hereto as an appendix (for purposes of this section of the proxy statement, the "Plan"), subject to approval of the Plan by the stockholders of the Company. The Plan succeeds the 1993 Deere & Company Nonemployee Director Stock Ownership Plan under which grants can no longer be made after February 27, 2002. The description of the Plan which follows is qualified in its entirety by reference to the text of the Plan as set forth in such appendix. The

Plan provides for annual awards to each nonemployee director of shares of Company common stock which will be subject to certain restrictions until the director's retirement, death or disability. The number of shares of common stock reserved for all awards under the Plan is 250,000. No awards may be granted under the Plan after March 7, 2012.

     Stockholder approval of the Plan requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the meeting.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DEERE & COMPANY NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN.


Description of the Plan

     Establishment. Subject to stockholder approval, the Plan shall become effective as of February 27, 2002.

     Purpose. The purpose of the Plan is to further the growth, development and financial success of the Company by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors. The Plan is designed to enable nonemployee directors to participate in the Company's growth and to link their personal interests to those of Company stockholders.

     Operation. Participant eligibility and the amount and timing of awards under the Plan are automatic pursuant to Plan provisions. The Plan provides for annual awards to nonemployee directors of common stock of the Company in an amount equivalent to $60,000 based on the fair market value of the common stock as of the date one week following the annual meeting of stockholders. The stock awarded is subject to risks of forefeiture and other terms and conditions (the "Restrictions"). Prorata awards will be made to nonemployee directors elected by the Board between annual meetings.

     While the Restrictions remain in effect, the shares are held by the Company and are non-transferable as well as subject to forfeiture as provided in the Plan. The participants receive dividends and are entitled to vote the restricted stock.

     In the event of the death, total and permanent disability or retirement of a participant, the Restrictions attached to any award will lapse and the shares covered by such award will be delivered to the participant or the decedent's beneficiary. In the event of any other kind of termination of service, the participant's award is automatically forfeited and the restricted stock returned to the Company.

     In the event of a change in control of the Company, the Restrictions will lapse and the shares covered by awards pursuant to the Plan will be delivered to the participant. A change in control is defined in the Plan generally to include: (i) the acquisition by any outside person or persons of securities representing thirty percent or more of the combined voting power of the Company (other than to vote proxies solicited by the management of the Company); (ii) during any period of two consecutive years, the majority of the Board ceasing to be individuals who were on the Board at the beginning of such period or who were approved for election by at least two-thirds of such directors; and (iii) shareholder approval of a plan of complete liquidation of the Company, a sale of substantially all the Company's assets or a merger, consolidation or reorganization of the Company involving a significant change in voting securities.

     The lapse of Restrictions and delivery of shares in the event of a change in control may have the incidental effect of increasing the net cost of such change in control by a relatively small amount, and thus could theoretically render more difficult or discourage such a change in control, even if such change in control would be beneficial to stockholders generally.

     The total number of shares which may be granted as restricted stock under the Plan is 250,000. Shares awarded and later forfeited may become available for subsequent award grants. It is anticipated that at the time of stockholder approval, nine nonemployee directors will participate in the Plan.

     Administration. The Plan is administered by and under the direction of the Board, which is authorized to interpret the Plan. However, in no event shall the Board have the power to determine Plan eligibility, or to determine the amount, the price, or the timing of awards to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). The determinations of the Board are final, binding and conclusive upon all persons.

     Federal Income Tax Consequences. The restricted stock is not taxable to the participant at the time of the grant of award, unless the participant elects, under Internal Revenue Code Section 83(b), to be taxed on the value of the stock at the time of award. If this election is made, the Company is entitled to a corresponding deduction and dividends on the stock are taxable to the participant and are no longer deductible by the Company. If such an election is not made, dividends received on the stock are taxable to the participant as compensation during the period of the Restrictions and also are deductible by the Company as compensation during such period. If such an election is not made, the participant is taxed when the Restrictions lapse, on the then current fair market value of the stock and the Company is entitled to a tax deduction at the same time and in the same amount.

     Participants may be required to pay in cash to the Company any taxes required to be withheld when the shares become taxable. The participant may elect to satisfy withholding, in whole or in part, by having the Company withhold shares of common stock having a value equal to the amount required to be withheld.

     Accounting Treatment. The fair market value of the restricted stock at the time of grant is amortized evenly over the estimated period of the Restrictions. There is no additional expense or income to the Company if the stock increases or decreases in value.

     Amendment. The Board may at any time amend or terminate the Plan but may not amend the amount, price or timing of awards more than once every six months, except to conform with changes in other laws. The Board also may not materially increase the maximum number of shares that may be issued under the Plan, may not materially increase total benefits under the Plan, and may not materially change eligibility requirements without such further approval of the stockholders as is required by law. No amendment or termination of the Plan may materially impair the rights of a participant under an award without the participant's consent. The Plan provides for adjustment of awards and the maximum number of shares available for awards in the event of a stock dividend or split; a merger, reorganization, consolidation or recapitalization; or similar events.

Plan Benefits

     The number of restricted shares that will be received in the future under the Plan by any participant is not determinable at this time. As described above, under the Plan, each nonemployee director will receive annual awards of restricted stock equivalent to $60,000 based on the the market value of the Company's common stock on the date of grant. The table below shows the restricted shares granted in fiscal 2001 under the predecessor plan to the individuals and groups indicated.


                                                                                        Number of
                                                                                        Restricted
Name and Position                                                   Dollar Value(1)       Shares
--------------------------------------------------------------------------------------------------
Robert W. Lane
 Chairman, President and Chief Executive Officer(2) ............          None            None
Fred F. Korndorf
 Retired President, Worldwide Agricultural Division(2) .........          None            None
Pierre E. Leroy
 President, Worldwide Construction & Forestry Division and John
 Deere Power Systems(2) ........................................          None            None
John K. Lawson
 Senior Vice President(2) ......................................          None            None
Michael P. Orr
 President, Financial Services Division(2) .....................          None            None
Nathan J. Jones
 Senior Vice President and Chief Financial Officer(2) ..........          None            None
Executive Group(2) .............................................          None            None
Non-Executive Director Group ...................................        $579,476         12,984
Non-Executive Officer Employee Group(2) ........................          None            None

--------------------------------------------------------------------------------
(1) Represents the fair market value based on the mean of the high and low sales prices of Company common stock on the grant date, without giving effect to the diminution in value attributable to the restrictions on the shares.

(2)   Employees of the Company are not eligible to participate in the Plan.


                                  OTHER MATTERS
--------------------------------------------------------------------------------
     After the deadline for inclusion of stockholder proposals in the Company's proxy statement established by Rule 14a-8 ("Rule 14a-8") under the Securities Exchange Act of 1934 ("Exchange Act"), Mr. Melroy Buhr submitted a proposal to form a stockholders overview committee. If properly brought before the meeting, the persons named in the proxy will vote against the proposal.

     The Board of Directors is not aware of any other matters that will come before the meeting. However, if any other proper business should come before the meeting, your proxy, if signed and returned, will give to the persons designated in it discretionary authority to vote according to their best judgment.


                         DIRECTORS CONTINUING IN OFFICE
--------------------------------------------------------------------------------
     The eight persons named below are now serving as directors of the Company for terms expiring at the annual meetings in 2003 and 2004 as indicated. Their principal occupations during the past five or more years, positions with the Company, directorships in other companies, ages, and beneficial ownership of shares, including restricted shares, share units, and of exercisable options to purchase shares of the Company at December 31, 2001, appear in that order after their names. As used below, "restricted stock" refers to non-transferable stock issued pursuant to the John Deere Equity Incentive Plan or the Nonemployee Director Stock Ownership Plan, which is subject to risk of forfeiture if certain conditions are not met. "Share units" represent director compensation and earnings thereon deferred pursuant to the Nonemployee Director Deferred Compensation Plan and valued as if invested in shares of the Company. No director continuing in office owned beneficially more than .2% of the shares outstanding on December 31, 2001.

                    TERMS EXPIRING AT ANNUAL MEETING IN 2003

     Mrs. Crandall C. Bowles Chairman, President and Chief Executive Officer of Springs Industries, Inc. (textiles) since April 1998; President and Chief Executive Officer of Springs Industries, Inc. December 1997 to April 1998; President and Chief Operating Officer January to December 1997; prior thereto, Executive Vice President. Director of Deere & Company from 1990 to 1994 and since 1999; member of Committee on Compensation and Corporate Governance Committee. Age 54. Shares owned, 4,741 (includes 3,341 shares of restricted stock). Share units owned, 2,363.

     Mr. Leonard A. Hadley Retired President and Chief Executive Officer of Maytag Corporation (appliances) since June 2001; President and Chief Executive Officer of Maytag Corporation November 2000 to June 2001; Retired Chairman and Chief Executive Officer August 1999 to November 2000; prior thereto, Chairman and Chief Executive Officer. Director of Deere & Company since 1994; Chair of Audit Review Committee and member of Executive and Pension Plan Oversight Committees. Director of H Power Corp., Maytag Corporation and Snap-on Incorporated. Age 67. Shares owned, 6,503 (includes 6,503 shares of restricted stock). Share units owned, 13,075.

     Mr. Arthur L. Kelly Managing Partner of KEL Enterprises L.P. (holding and investment partnership) since 1983. Director of Deere & Company since 1993; Chair of Pension Plan Oversight Committee and member of Audit Review and Executive Committees. Director of BASF Aktiengesellschaft, Bayerische Motoren Werke (BMW) A.G., The Northern Trust Corporation and Snap-on Incorporated. Age
64. Shares owned, 13,292 (includes 7,202 shares of restricted stock). Share units owned, 2,849.

     Mr. Thomas H. Patrick Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. (financial services) since February 2000; Executive Vice President of Merrill Lynch & Co., Inc. 1989 to February 2000; and Chairman of the Special Advisory Services Group and Member of the Office of the Chairman of Merrill Lynch & Co., Inc. from 1994 to 1999. Director of Deere & Company since February 2000; member of Committee on Compensation and Pension Plan Oversight Committee. Director of Baldwin & Lyons, Inc. and Comdisco, Inc. Age 58. Shares owned, 13,009 (includes 3,009 shares of restricted stock). Share units owned, 2,783.


                    TERMS EXPIRING AT ANNUAL MEETING IN 2004

     Mr. Robert W. Lane Chairman, President and Chief Executive Officer of Deere & Company since August 2000; Chief Executive Officer and President of Deere & Company May 2000 to August 2000; President January 2000 to May 2000; President, Worldwide Agricultural Equipment Division September 1999 to January 2000; prior thereto, Senior Vice President. Director of Deere & Company since May 2000; Chairman of Executive Committee. Age 52. Shares owned, 66,930 (includes 11,835 shares of restricted stock); and shares under exercisable option, 405,255.

     Mr. Antonio Madero B. Chairman, President and Chief Executive Officer of SANLUIS Corporacion, S.A. de C. V. (automotive components manufacturing and mining) since 1979. Director of Deere & Company since 1997; member of Audit Review and Pension Plan Oversight Committees. Director of a variety of corporations in Mexico and a member of the International Advisory Council of J.
P. Morgan Chase & Co. Age 64. Shares owned, 4,702 (includes 4,702 shares of restricted stock). Share units owned, 3,007.

     Mr. John R. Stafford Chairman of American Home Products Corporation (pharmaceuticals and consumer health care) since May 2001; prior thereto, Chairman and Chief Executive Officer of American Home Products Corporation. Director of Deere & Company since 1997; Chair of Committee and Special Subcommittee on Compensation and member of Corporate Governance and Executive Committees. Director of American Home Products Corporation, Honeywell International Inc., J. P. Morgan Chase & Co. and Verizon Communications, Inc. Age 64. Shares owned, 11,853 (includes 4,853 shares of restricted stock). Share units owned, 3,528.

     Mr. John R. Walter Chairman of Ashlin Management Corporation (private investments) since December 1997; Chairman of Manpower Inc. (temporary staffing) April 1999 to March 2001; President and Chief Operating Officer of AT&T Corp. (telecommunications) November 1996 to July 1997; prior thereto, Chairman, President and Chief Executive Officer of R. R. Donnelley & Sons Company (print and digital information management, reproduction and distribution). Director of Deere & Company since

1991; member of Committee and Special Subcommittee on Compensation and Corporate Governance Committee. Director of Abbott Laboratories, Applied Graphics Technologies, Inc., Jones Lang LaSalle Incorporated, Manpower Inc. and SNP Corporation (Singapore). Age 54. Shares owned, 8,303 (includes 7,403 shares of restricted stock).


                 NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
--------------------------------------------------------------------------------
     The five persons named below are the executive officers named in the Summary Compensation Table who are not directors of the Company. Their positions with the Company during the past five or more years, ages and beneficial ownership of shares, including restricted shares and of exercisable options to purchase shares of the Company at December 31, 2001, appear in that order after their names. As used below "restricted stock" refers to non-transferable stock, issued pursuant to the John Deere Restricted Stock Plan or the John Deere Equity Incentive Plan, which is subject to risk of forfeiture if certain conditions are not met. No named executive officer owned beneficially more than .2% of the shares outstanding on December 31, 2001.

     Mr. Fred F. Korndorf Retired President, Worldwide Agricultural Equipment Division since August 2001; President, Worldwide Agricultural Equipment Division January 2000 to August 2001; President, Worldwide Commercial and Consumer Equipment Division and Deere Power Systems Group 1996 to 2000; prior thereto President, Worldwide Industrial Equipment Division. Age 52. Shares owned, 73,585 (includes 36,067 shares of restricted stock); and shares under exercisable option, 345,367.

     Mr. Pierre E. Leroy President, Worldwide Construction & Forestry Division and John Deere Power Systems since July 2001; President, Worldwide Construction Equipment Division and Deere Power Systems Group February 2000 to July 2001; President, Worldwide Construction Equipment Division 1996 to 2000; prior thereto, Senior Vice President and Chief Financial Officer. Age 53. Shares owned, 91,738 (includes 36,067 shares of restricted stock); and shares under exercisable option, 305,450.

     Mr. John K. Lawson Senior Vice President since 1996; prior thereto, President, Worldwide Lawn & Grounds Care Division and Deere Power Systems Group. Age 61. Shares owned, 56,774 (includes 26,459 shares of restricted stock and 7,680 shares over which Mr. Lawson shares the power over voting and disposition); and shares under exercisable option, 284,968.

     Mr. Michael P. Orr President, Financial Services Division since 1997; prior thereto, Vice President of Deere & Company and President and Chief Operating Officer of John Deere Credit Company. Age 54. Shares owned, 65,494 (includes 34,619 shares of restricted stock); and shares under exercisable option, 151,341.

     Mr. Nathan J. Jones Senior Vice President and Chief Financial Officer since February 1998; prior thereto, Vice President and Treasurer. Age 45. Shares owned, 12,625, (includes 8,454 shares of restricted stock); and shares under exercisable option, 117,683.

     At December 31, 2001, directors and executive officers as a group (22 persons), beneficially owned an aggregate of 2,046,464 shares (0.86%) of common stock of the Company. This total includes: 199,493 shares held with sole power over voting and disposition; 49,053 shares held with shared power over voting or disposition; 66,734 shares of restricted stock under the John Deere Restricted Stock Plan; 72,558 shares of restricted stock under the John Deere Equity Incentive Plan; 60,891 shares of restricted stock under the Nonemployee Director Stock Ownership Plan; 1,574,521 shares subject to exercisable stock options; and 23,214 shares subject to stock options that will become exercisable within 60 days of the date of the proxy statement.


                         CERTAIN BUSINESS RELATIONSHIPS
--------------------------------------------------------------------------------
     Mr. Thomas H. Patrick, a director of the Company, is an Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. During fiscal 2001, the Company engaged Merrill Lynch & Co., Inc. and certain of its subsidiaries to provide, in the ordinary course of business, investment banking, financial advisory and other services. The Company expects to engage such firm for similar services during fiscal 2002.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES
--------------------------------------------------------------------------------
     Listed below are certain persons who, to the knowledge of the Company, own beneficially more than five percent of the Company's Common Stock. This information is based on information supplied by such persons and in reports of institutional investment managers filed with the Securities and Exchange Commission.

     As of September 30, 2001, Capital Research and Management Company, 333 South Hope Street, Los Angeles, California 90071 ("Capital"), held 19,873,000 shares (or approximately 8.5%) of the Company. Capital is not the ultimate owner of these shares, but holds them on behalf of institutional and individual investors. Capital disclaims beneficial ownership of such shares and has no voting power with respect to such shares. Capital has the sole power to dispose or direct the disposition of such shares.

     As of September 30, 2001, FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109-3614, beneficially owned, on behalf of its subsidiaries Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited, 15,668,320 shares (or approximately 6.7%) of the Company. This number includes: 15,135,030 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to various registered investment companies; 399,290 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as investment manager for institutional accounts; and 134,000 shares beneficially owned by Fidelity International Limited, as a result of it providing investment and advisory services to foreign investment companies and institutional investors. FMR Corp.'s beneficial ownership of Company shares arises in the context of passive investment activities only by various institutional investment accounts managed by FMR Corp. and its subsidiaries.


                                   COMMITTEES
--------------------------------------------------------------------------------
     The Board of Directors of the Company, which met four times during the 2001 fiscal year, has delegated some of its authority to six committees of the Board. These are the Executive Committee, the Committee on Compensation, the Special Subcommittee of the Committee on Compensation, the Corporate Governance Committee, the Pension Plan Oversight Committee, and the Audit Review
Committee. During the 2001 fiscal year, all of the directors, except Mrs. Herzlinger and Mr. Madero, attended 75% or more of the meetings of the Board of Directors and Committees on which they served.

     The Committee on Compensation, which met three times during the 2001 fiscal year, currently consists of John R. Stafford (Chair), John R. Block, Crandall C. Bowles, Thomas H. Patrick, John R. Walter, and Dr. Arnold R. Weber. The Committee has responsibility with respect to compensation matters involving senior officers of the Company. The annual report of the Committee on Compensation is set forth below.

     The Special Subcommittee of the Committee on Compensation, which met three times during the 2001 fiscal year, currently consists of John R. Stafford (Chair), John R. Block, John R. Walter, and Dr. Arnold R. Weber. The Subcommittee was established to assure continued compliance with regulations regarding executive compensation approval and consists of directors who meet specific requirements of the Internal Revenue Code or federal securities laws to approve certain compensation grants and awards. The Subcommittee has responsibility for reviewing and approving compensation plans, grants, and awards involving officers of the Company. The Subcommittee also may consider such other matters as are referred to it by the Committee on Compensation.

     The Corporate Governance Committee, which met once during the 2001 fiscal year, currently consists of Regina E. Herzlinger (Chair), Crandall C. Bowles,
T. Kevin Dunnigan, John R. Stafford, and John R. Walter. The responsibilities of the Corporate Governance Committee are to recommend and monitor policies and procedures relating to corporate governance, to recommend to the Board individuals for nomination or election to the Board, to ensure that the Chair periodically reviews the Company's plans regarding succession of senior management with the Committee and with all other independent directors, to make recommendations concerning the size, composition, committee structure, and fees for the Board and criteria relating to tenure and retention of directors and to review and report to the Board on the performance and effectiveness of the Board. The Committee will consider individuals recommended for nomination by stockholders in accordance with the procedures described under "Stockholder Proposals and Nominations."

     The Pension Plan Oversight Committee, which met three times during the 2001 fiscal year, currently consists of Arthur L. Kelly (Chair), John R. Block, Leonard A. Hadley, Antonio Madero B., Thomas H. Patrick and Dr. Arnold R. Weber. The Committee reviews asset allocation, actuarial assumptions, funding policies, and the performance of trustees, investment managers, and actuaries, for the Company's pension and retirement plans. The Committee also has authority to make substantive amendments and modifications to the pension and retirement plans. The Committee reports to the Board on its activities.

     The Audit Review Committee, which met four times during the 2001 fiscal year, currently consists of Leonard A. Hadley (Chair), T. Kevin Dunnigan, Regina E. Herzlinger, Arthur L. Kelly, and Antonio Madero B. Each of the members is independent as defined under the rules of the New York Stock Exchange. The Committee recommends to the Board a firm of independent certified public accountants to audit the annual financial statements, determines whether to recommend that the financial statements be included in the Company's annual report filed with the Securities and Exchange Commission, considers whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is compatible with maintaining the auditors' independence, approves in advance the scope of the audit, reviews the independence of the certified public accountants, reviews with the independent auditors the financial statements and their audit report, reviews the Company's procedures relating to business ethics, consults with the internal audit staff and reviews management's administration of the system of internal accounting controls, and reviews the adequacy of the Committee charter. The Committee reports to the Board on its activities and findings. The Board has adopted a written charter for the Audit Review Committee. A copy of the charter is attached hereto as an appendix. The report of the Audit Review Committee is set forth below.

     In accordance with the recommendation of the Audit Review Committee, the firm of Deloitte & Touche LLP has been appointed by the Board of Directors as independent certified public accountants to examine the financial statements of the Company for the 2002 fiscal year. A representative of Deloitte & Touche LLP is expected to be present at the stockholders' meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.


                           COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------
     Directors who are not employees of the Company receive a single annual retainer of $60,000 for serving as directors. There are no additional committee retainers or meeting fees. Directors may elect to defer a part or all of their annual retainers pursuant to the Company's Nonemployee Director Deferred Compensation Plan. Deferrals are invested in an interest-bearing account or in a Company stock equivalent investment alternative at the election of the director.

     Nonemployee directors also are awarded $60,000 of restricted shares of common stock of the Company upon election to the Board and annually thereafter. A person who becomes a nonemployee director between annual meetings or who serves a partial term will receive a prorated grant. The restricted shares may not be sold, pledged, assigned, gifted, or otherwise alienated or hypothecated and are subject to forfeiture until the expiration of the restriction period, which ends upon the nonemployee director's retirement from the Board, permanent and total disability, death or a change in control of the Company. While the restrictions are in effect, the nonemployee directors are entitled to vote the shares and receive dividends.

                           -------------------------
     The report of the Audit Review Committee, the report of the Committee on Compensation and the performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.
                           -------------------------

                          AUDIT REVIEW COMMITTEE REPORT
--------------------------------------------------------------------------------
To the Board of Directors:                                      December 4, 2001


     The Audit Review Committee consists of the following members of the Board of Directors: Leonard A. Hadley (Chair), T. Kevin Dunnigan, Regina E. Herzlinger, Arthur L. Kelly, and Antonio Madero B. Each of the members is independent as defined under the rules of the New York Stock Exchange (NYSE). The Audit Review Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. Management is responsible for establishing and maintaining the Company's internal financial controls and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Deloitte & Touche LLP, the external auditor for the Company, is responsible for performing an independent audit of those financial statements and for issuing an opinion as to whether the Company's annual financial statements are, in all material respects, presented fairly in conformity with accounting principles generally accepted in the United States of America.

     While financially literate under the applicable NYSE rules, members of the Audit Review Committee are not full-time employees of the Company and are not professionally engaged in the practice of auditing or accounting and do not represent that they are experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Review Committee rely, without independent verification, on the information provided to them by management and on the representations made to them by the external auditor. Accordingly, the oversight provided by the Audit Review Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal financial controls, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the Company's financial statements by the external auditor has been carried out in accordance with auditing standards generally accepted in the United States.

     In this context, we have reviewed and discussed with management the Company's audited financial statements as of and for the year ended October 31, 2001.

     We have discussed with Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the external auditors their independence.

     Based on the reviews and discussions referred to above, and exercising our business judgment, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 for filing with the Securities and Exchange Commission.

     We have also considered whether the provision by Deloitte & Touche LLP of services not related to the audit of the financial statements included in the Company's Form 10-K and the reviews of the interim financial statements included in the Company's Forms 10-Q for such year is compatible with maintaining their independence.

                             Audit Review Committee
                             Leonard A. Hadley (Chair)
                             T. Kevin Dunnigan
                             Regina E. Herzlinger
                             Arthur L. Kelly
                             Antonio Madero B.

                            AUDIT AND NON-AUDIT FEES
--------------------------------------------------------------------------------
                                   Audit Fees


     The aggregate fees, including expenses, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal 2001 and the reviews of the Company's quarterly financial statements during fiscal 2001 were $2.3 million.


          Financial Information Systems Design and Implementation Fees

     Deloitte did not provide any information technology services relating to financial information systems design and implementation to the Company and its subsidiaries in fiscal 2001.


                                 All Other Fees

     The aggregate fees, including expenses, billed by Deloitte for services rendered to the Company and its subsidiaries, other than the services described above, for fiscal 2001 were $6.8 million. Of these amounts, approximately $4.5 million or approximately 66% relate to the statutory audits of the Company's foreign subsidiaries, due diligence and pre-acquisition services, services related to the Company's registration of securities, tax compliance services, and audits of the Company's employee benefit plans and healthcare subsidiaries required by regulatory authorities.


                            COMMITTEE ON COMPENSATION
                        REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
Compensation Philosophy


     The Committee on Compensation of the Board (the "Committee") is committed to providing a total compensation program that supports the Company's business strategy and culture, and creates a commonality of interest with the Company's stockholders. The Committee is responsible for overseeing executive compensation and reviews the Company's compensation program on an ongoing basis. No member of the Committee is a former or current officer of the Company or any of its subsidiaries.

     The overall philosophy of the Committee regarding executive compensation can be summarized as follows:

     o Provide a target total reward opportunity that is sufficiently competitive to attract and retain high caliber executives. In general, this involves a target total pay structure that is between the median and 75th percentile of pay levels available at a comparable group of large, diversified companies;

     o Link a meaningful portion of the total compensation opportunity to performance-based incentives consistent with the creation of stockholder value and the Company's long-term strategic goals;

     o Provide for meaningful risk as well as reward in order to penalize substandard performance while encouraging superior performance and recognizing the cyclical nature of the Company's core businesses;

     o Provide flexibility to recognize, differentiate and reward individual performance; and

     o Structure the program to be positively regarded by the Company's stockholders, employees, the financial community and the public in general, as well as by the eligible executive management.

     The Revenue Reconciliation Act of 1993 placed certain limits on the tax deductibility of compensation paid to the chief executive officer and certain other executive officers, unless the compensation is performance-based. The Committee intends that, to the extent practicable, executive compensation be deductible for federal income tax purposes provided doing so would be consistent with the Company's other compensation objectives. At the 2000 annual meeting, stockholders approved the John Deere

Omnibus Equity and Incentive Plan (the "Omnibus Plan") and re-approved the performance goals under the John Deere Performance Bonus Plan (the "Bonus Plan") and the John Deere Equity Incentive Plan (the "Equity Incentive Plan"). Each of these plans was designed to meet the Company's compensation objectives and to comply with the requirements for tax deductibility.

     The specific practices surrounding each component of the Company's executive compensation program are described in the following paragraphs.


Base Salary

     It is the Committee's policy to position the base salaries of the Company's executives at approximately the median level of base salaries provided to comparable positions within a peer group of companies which share some combination of the following characteristics with the Company: comparable sales volumes; similar products and services; a similar commitment to manufacturing as a core activity; and a comparable global presence. Currently, this peer group consists of 26 companies, two of which are also included among the four companies that comprise the S&P Diversified Machinery Group Index used in the performance graph following this report. It is the Committee's view that this larger peer group provides a more appropriate and reliable benchmark for assessing competitive levels of compensation than the limited number of companies within the S&P Diversified Machinery Group Index.

     The Committee annually reviews the base salary of each executive officer of the Company, including Mr. Lane, the Chief Executive Officer ("CEO"). In determining salary adjustments for the Company's executives (including Mr. Lane and the other executive officers named in the Summary Compensation Table), the Committee takes into consideration various factors, including individual performance; the financial and operational performance of the activities directed by the executive (including profitability under prevailing business conditions, performance against budget, customer satisfaction, and innovation); experience; time in position; potential; responsibility; and the executive's current salary in relation to the executive's salary range and the median salary practices of the peer group. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. Peer group salary data for comparable-level positions are provided annually to the Company by an outside compensation consultant.

     Mr. Lane's base salary for fiscal 2001 was below the peer group median as it was his initial full year as Chairman, President and CEO. Mr. Lane was elected CEO in May 2000. Mr. Lane received a base salary of $635,951 for fiscal 2000 and $824,132 for fiscal 2001. For fiscal 2001, the base salaries of the other executive officers named in the Summary Compensation Table were essentially equal to the peer group median and generally consistent with the base salary philosophy established by the Committee.


Short-Term Incentives

     A substantial portion of the Company's executive compensation package is contingent upon the Company attaining preestablished financial goals under the Bonus Plan. Each year in which these goals are achieved, the compensation of all salaried employees (including Mr. Lane and the other executive officers named in the Summary Compensation Table) is supplemented by fiscal year-end payments under the Bonus Plan. The amount of these payments (if any) depends upon the Company's pre-bonus and pre-extraordinary item return on average assets for the year, the Company's achievement of cost reduction goals, the position and salary of the employee and any other performance goals established by the employee's division. For fiscal 2001, the Committee and the Special Subcommittee of the Committee (the "Subcommittee") also established for each of the equipment divisions goals based on increasing sales or market share. In addition, the Committee can decrease or eliminate awards to designated senior officers of the Company, and can increase or decrease awards to other salaried employees.

     When added to base salary, target awards under the Bonus Plan for the Company's executives are structured to provide median annual cash compensation relative to the peer group companies. The target award is 100% of base salary for the CEO and 65% to 70% of base salary for other senior officers. No bonus payment is available if minimum performance thresholds are not achieved.

     For fiscal 2001, the maximum return on assets goal was 10.5%. The Company's return on average consolidated assets for 2001 calculated in accordance with the Bonus Plan was below the minimum performance threshold. The minimum cost reduction goals and the target sales goals were exceeded for some divisions. Based on these results, the pre-established Bonus Plan formula resulted in an annual performance bonus payment for Mr. Lane of $241,893, and the Committee and Subcommittee determined to pay Mr. Lane the amount calculated under the Bonus Plan. This amount represents approximately 29.4% of base salary. The other senior officers also received annual performance bonus payments calculated under the pre-established Bonus Plan formula ranging from 15.5% to 20.2% of base salaries.

     For fiscal 2002, in order to increase the focus on cost reduction and move toward common performance bonus metrics among divisions, the Bonus Plan performance goals established by the Committee will consist exclusively of return on average asset and cost reduction goals. In all other respects, the annual performance Bonus Plan for fiscal 2002 is the same as for fiscal 2001.

     In addition to the above performance Bonus Plan payments, the CEO is authorized to grant discretionary bonuses to selected employees in recognition of outstanding achievement. Such bonuses may not exceed 20% of annual base salary except in highly unusual circumstances. No such discretionary bonuses were granted for fiscal 2001.


Long-Term Incentives

     The Company's long-term incentives for executive officers have been comprised of annual grants of market-priced and premium-priced stock options under the John Deere Stock Option Plan and the Omnibus Plan and biennial grants of equity incentive restricted shares under the Equity Incentive Plan. Grants under these plans are intended to promote the creation of sustained stockholder value, encourage ownership of Company stock, foster teamwork and retain high caliber executives.

     Under the Equity Incentive Plan, approved by stockholders in 1995, from fiscal 1995 to 1999 executives received periodic grants of Company stock subject to vesting and forfeiture provisions based on Company achievement of long-term performance goals established by the Committee. It is the Committee's view that the addition of performance features to the executive stock grants in the Equity Incentive Plan serves to promote greater focus on actions that enhance stockholder value.

     Under each plan, grants to executives are based on criteria established by the Committee and Subcommittee, including responsibility level, base salary, current market practice and the market price of the Company's stock at the time of grant. Grant guidelines for market-priced options and equity incentive shares are established for all executive participants (including Mr. Lane) with the objective of providing a target total compensation opportunity, including base salary and the target annual profit sharing bonus, equal to the 65th to 75th percentile of the peer group. Depending on stock price performance and Company performance, actual total compensation for any given year could be at, above or below the target of the peer group. The number of options or restricted shares previously granted to or held by an executive is not a factor in determining individual grants.

     The Committee and Subcommittee made the final biennial target award of equity incentive shares to executive officers in December 1998. Vesting of these shares is conditioned on the Company satisfying performance goals based on revenue growth and return on assets over the four fiscal years ending October 31, 2002. Any of the target shares not vested following the four year performance period are automatically forfeited.

     Beginning in fiscal 2000, grants of market-priced options which vest over several years have been the primary vehicle for long-term incentive awards to executive officers. Market-priced options are viewed as a method of providing an incentive opportunity throughout the business cycle and are easier to compare with the peer group and employment marketplace. In fiscal 2001, the long-term incentive award to senior executives consisted of market-priced options which vest over three years, have a maximum term of ten years, and are subject to the other terms and conditions of the Omnibus Plan. During fiscal 2001, Mr. Lane was awarded 400,000 market-priced options which become exercisable in three equal annual installments beginning in December 2001. For fiscal 2002, in order to allocate available options over the remaining expected life of the Omnibus Plan, the Committee and Subcommittee have approved a reduced grant of market-priced options. Accordingly, the numbers of options granted will be below the target of the peer group.


     Finally, during fiscal 1998, the Committee introduced revised stock ownership guidelines for members of the Company's senior management team to encourage the retention of stock acquired through the Company's various equity incentive plans. These guidelines are based on a multiple of each officer's base salary.


CEO Compensation


     Mr. Lane has served as Chairman, President and Chief Executive Officer of the Company since August 2000. Mr. Lane's base salary, annual performance bonus and option grants have been targeted to provide total compensation, assuming achievement of targeted levels of Company performance, approximately equal to the 65th percentile of CEO compensation of the peer group companies. For fiscal 2001, Mr. Lane's total compensation fell well below this target due to the small payout under the Bonus Plan and Mr. Lane's base salary being below the peer group median. As explained above, the availability of a fiscal 2001 bonus payment was based exclusively on return on assets, cost reductions, sales goals and payout levels established by the Committee and Subcommittee at the beginning of the year, as determined by actual 2001 results. It is the Committee's view that this relationship between pay and Company performance is appropriate and serves stockholders' interests.


                            COMMITTEE ON COMPENSATION
                             John R. Stafford (Chair)
                             John R. Block
                             Crandall C. Bowles
                             Thomas H. Patrick
                             John R. Walter
                             Dr. Arnold R. Weber

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    AMONG DEERE & COMPANY, THE S&P 500 INDEX
                  AND THE S&P DIVERSIFIED MACHINERY GROUP INDEX
--------------------------------------------------------------------------------
     The following performance graph compares cumulative total return for Company stockholders over the past five fiscal years against the cumulative total return of the Standard & Poor's 500 Stock Index, and against the Standard & Poor's Diversified Machinery Group Index. The graph assumes $100 is invested in Company stock and each of the other two indices at the closing market quotation on October 31, 1996 and that dividends are reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.


[GRAPHIC OMITTED]

                  1996      1997       1998      1999     2000      2001

Deere & Co.      100.00    128.24     88.14     91.84     95.50     98.12
S&P Mach         100.00    138.08    114.22    137.00    111.25    117.91
S&P 500          100.00    132.11    161.16    202.54    214.87    161.36

                       COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------
     The following table shows the remuneration from the Company and its subsidiaries during the past three fiscal years to the Company's Chief
Executive Officer (the "CEO") and each of the five most highly compensated executive officers of the Company other than the CEO:


                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                         Annual Compensation        Compensation Awards
                                         --------------------   --------------------------
                                                                Restricted      Securities
                                                                   Stock        Underlying        All Other
         Name and               Fiscal   Salary(1)   Bonus(2)    Awards(3)   Options/SARS(4)   Compensation(5)
    Principal Position           Year       ($)         ($)         ($)            (#)               ($)
--------------------------------------------------------------------------------------------------------------
Robert W. Lane,                2001      $824,132    $241,893   $        0       400,000         $   27,624
Chairman, President &          2000      $635,951    $670,932   $        0        79,094         $   23,694
Chief Executive Officer        1999      $370,958    $      0   $1,886,867        78,328         $   26,431

Fred F. Korndorf,              2001      $463,456    $ 93,611   $        0        77,727         $1,202,013
Retired President, Worldwide   2000      $443,661    $338,436   $        0        58,459         $   57,358
Agricultural Equipment (6)     1999      $395,681    $      0   $1,925,193        82,270         $   54,094

Pierre E. Leroy,               2001      $432,852    $ 82,949   $        0        76,657         $   61,440
President, Worldwide           2000      $418,440    $299,202   $        0        58,459         $   51,421
Construction & Forestry        1999      $406,245    $      0   $1,925,193        82,270         $   48,386

John K. Lawson,                2001      $418,259    $ 77,483   $        0        60,256         $   70,493
Senior Vice                    2000      $402,562    $279,617   $  497,216        53,677         $   55,564
President                      1999      $375,338    $      0   $  385,377        72,333         $   48,739

Michael P. Orr,                2001      $413,077    $ 77,201   $        0        69,526         $   15,490
President, Financial           2000      $394,580    $278,160   $        0        57,826         $    6,570
Services Division              1999      $372,714    $      0   $1,878,042        76,194         $   11,664

Nathan J. Jones                2001      $402,112    $ 77,158   $        0        75,493         $   11,498
Senior Vice                    2000      $350,412    $246,821   $        0        57,873         $    5,617
President                      1999      $274,704    $      0   $  275,283        56,198         $   11,847
-------------------------------------------------------------------------------------------------------------

(1) Amounts shown include cash and non-cash compensation earned and received by the executive officer as well as amounts earned but deferred at the election of the officer.

(2) Each year in which performance goals are reached, the compensation of salaried employees is supplemented by fiscal year-end cash bonus payments. The amount of the bonus (if any) for the past three fiscal years depended upon the pre-bonus and pre-extraordinary item return on average assets for the year and the position and salary of the employee. The amount of the bonus for fiscal 2001 and 2000 also depended upon achievement of division cost reduction goals and sales or market share goals.

(3) No restricted stock awards were made to the named executive officers during fiscal 2001. The 2000 amount reported in the table for Mr. Lawson represents a grant of 14,624 shares under the John Deere Restricted Stock Plan. These shares will vest on February 27, 2002 and are subject to possible forfeiture in the event of termination or resignation from the Company prior to vesting. The 1999 amounts reported in the table represent grants under the John Deere Equity Incentive Plan and the John Deere Restricted Stock Plan. The vesting of shares under the Equity Incentive Plan is conditioned on satisfying performance goals based on growth of the Company's revenues and return on the Company's assets over the performance periods established by the Committee and Subcommittee. The shares granted under the Restricted Stock Plan vest in four equal annual increments beginning in December 2000 and are subject to possible forfeiture in the event of termination or resignation from the Company prior to vesting. During fiscal 1999, Mr. Lane was granted under the Restricted Stock Plan 46,111 shares of restricted stock to vest in four equal annual increments beginning in December 2000. Upon Mr. Lane's appointment as Chairman of the Board this retention grant was fully vested. The amounts in the table represent the closing market value of the shares granted on the date of grant, without giving effect to the diminution in value attributable to the restrictions and performance conditions on such stock. Dividends are paid on the restricted shares at the same time and rate as dividends paid to stockholders of unrestricted shares. At October 31, 2001, the total number and market value (based on the closing market price) of shares of restricted stock, including equity incentive shares, held by each of the named executive officers were as follows: Mr. Lane (11,835; $437,777); Mr. Korndorf (47,595; $1,760,539); Mr. Leroy (47,595; $1,760,539); Mr. Lawson (26,459;
$978,718); Mr. Orr (46,147; $1,706,978); and Mr. Jones (8,454; $312,713).

(4) The 2001 and 2000 amounts represent market-priced options granted in December 2000 and December 1999, respectively. The 1999 amounts represent the total of market-priced options and premium-priced options granted in December 1998. Additional details on the fiscal 2001 grant are included in the "Option/SAR Grants In Last Fiscal Year" table that follows.

(5) Amounts shown for 2001 consist of: (i) vested Company contributions to the Company 401(k) Savings and Investment Plan during the fiscal year for each of the named executive officers of $5,040; (ii) for Mr. Korndorf, a cash payment of $1,139,010 in connection with his early retirement agreement which is described under "Change In Control Severance Agreements and Other Arrangements" which follows; and (iii) above-market earnings on deferred compensation for Mr. Lane $22,584, Mr. Korndorf $57,963, Mr. Leroy $56,400, Mr. Lawson $65,453, Mr.
Orr $10,450, and Mr. Jones $6,458. The Company's contribution to the 401(k) Savings and Investment Plan for all employees during the past fiscal year was $31,546,532.

(6) Mr. Korndorf retired as President, Worldwide Agricultural Equipment Division in August 2001.

     The following table shows information concerning individual grants of stock options made during fiscal 2001 to each of the named executive officers of the Company and the potential realizable values of the grants assuming annually compounded stock price appreciation rates of five and ten percent per annum respectively, over the maximum option term. The options are subject to the terms and conditions of the Omnibus Plan which will, in certain circumstances, cause the option term to be shorter than the maximum term. The five and ten percent rates of appreciation are set by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                    Potential Realizable Value
                                                                                    at Assumed Annual Rates of
                                                                                   Stock Price Appreciation for
                                              Individual Grants                           Option Term(3)
                              ---------------------------------------------------  ----------------------------
                              Number of      % of Total
                              Securities    Options/SARS    Exercise
                              Underlying     Granted to     or Base
                             Options/SARS   Employees in     Price     Expiration        5%             10%
  Name                       Granted(1)(#)   Fiscal Year     ($/SH)      Date(2)         ($)            ($)
----------------------------------------------------------------------------------------------------------------
Robert W. Lane ...........     400,000           8.95%      $ 42.07     12/13/10      $10,583,039    $26,819,498
Fred F. Korndorf .........      77,727           1.74%      $ 42.07     12/13/10      $ 2,056,470    $ 5,211,498
Pierre E. Leroy ..........      76,657           1.72%      $ 42.07     12/13/10      $ 2,028,160    $ 5,139,756
John K. Lawson ...........      60,256           1.35%      $ 42.07     12/13/10      $ 1,594,229    $ 4,040,089
Michael P. Orr ...........      69,526           1.56%      $ 42.07     12/13/10      $ 1,839,491    $ 4,661,631
Nathan J. Jones ..........      75,493           1.69%      $ 42.07     12/13/10      $ 1,997,363    $ 5,061,711
----------------------------------------------------------------------------------------------------------------

(1) Market-priced options which become exercisable in three equal increments one, two and three years after the date of grant. The options have a maximum term of ten years. Subject to plan restrictions, the exercise price and tax withholding obligations related to exercises of options granted in the period may be paid by delivery of already owned shares or by offset of the underlying shares. No stock appreciation rights (SARs) were granted during the fiscal year.

(2) The options expire if the option holder's employment with the Company terminates during the term of the option for any reason other than for death, disability, or retirement pursuant to disability or retirement plans of the Company. Upon retirement the options are exercisable within five years of retirement or within one year of death, if later.

(3) The total potential realizable value for all stockholders as a group based on 237,331,723 outstanding shares as of October 31, 2001, would be $6,279,227,070 and $15,912,794,246 at the 5% and 10% assumed annual rate of appreciation, respectively. Mr. Lane's total potential realizable value is 0.17% of the potential realizable value of all stockholders at the 5% and 10% assumed annual rates of appreciation. The total potential realizable value of all the named executives to that of all stockholders is 0.3% at the 5% and 10% assumed annual rates of appreciation.

     The following table shows information for the named executives concerning exercises of options and SARs during fiscal 2001 and the number and value of unexercised options (and tandem SARs) held at October 31, 2001.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                            Number of Securities
                                                           Underlying Unexercised         Value of Unexercised
                                                           Options/SARS at Fiscal      In-the-Money Options/SARS
                               Shares                          Year-End(1) (#)         at Fiscal Year-End(2) ($)
                             Acquired on      Value     ----------------------------- ----------------------------
  Name                      Exercise (#)   Realized ($)  Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------
Robert W. Lane ...........          0        $      0      251,057    519,556          $  214,072      $      0
Fred F. Korndorf .........          0        $      0      299,972    194,436          $1,696,195      $      0
Pierre E. Leroy ..........          0        $      0      260,412    193,366          $1,073,750      $      0
John K. Lawson ...........      9,095        $174,078      246,991    167,104          $1,040,741      $      0
Michael P. Orr ...........          0        $      0      108,891    177,123          $  453,225      $      0
Nathan J. Jones ..........          0        $      0       73,228    162,882          $  161,268      $      0
------------------------------------------------------------------------------------------------------------------

(1) Market-priced options and SARs awarded by the Company are not exercisable until one to three years after grant and have a maximum term of ten years subject to plan provisions. Premium-priced options granted in December 1997 and December 1998 are not exercisable until one year or more after the date of grant depending on if the price of the Company's shares on the New York Stock Exchange equals or exceeds the premium exercise price during each of ten consecutive trading days prior to the fifth anniversary of the grant date. If such price target is achieved, the options expire on the tenth anniversary of the grant date. If the price target is not achieved, the options become exercisable on the fifth anniversary of the grant date and expire three months thereafter.

(2) Represents the difference between the option exercise price and the closing market price for the Company's stock on October 31, 2001. The in-the-money options at October 31, 2001, pertain to the market-priced option grants in December of 1993, 1994, 1995, and 1998 with exercise prices of $23.56, $21.02, $34.13, and $32.53, respectively and the premium-priced option grant in December of 1994 with exercise prices of $28.39, $31.23, and $34.07. The closing market price for the Company's stock at the end of the 2001 fiscal year was $36.99.


                                PENSION BENEFITS

     Under the Company's pension program, employees in executive salary grades ("executives") are entitled to receive an annual pension determined by adding the amount obtained by multiplying 1.5% times the employee's number of years of non-executive service times average pensionable pay to the amount obtained by multiplying 2.0% times the number of years served as an executive times average pensionable pay, with a maximum annual pension of 66% of average pensionable pay. Average pensionable pay for employees participating in the executive program prior to 1997 is based on one of the following two options, as elected by the executive: (1) the executive's compensation for the five highest years, not necessarily consecutive, during the 10 years immediately prior to the date of retirement where compensation is calculated by adding the executive's salary to the larger of (a) the sum of short-term bonuses, or (b) any payments under the Company's long-term incentive plan, awards under the restricted stock plan, or after 1998 a prorated amount of awards under the equity incentive plan, or after 2000 the target amount of short-term bonuses; or (2) the executive's compensation over his entire career with the Company where compensation is calculated by adding the executive's salary to any short-term bonuses.

In addition, for salaried employees hired prior to 1997, career average compensation under the executive pension program generally will include the average of compensation from the five anniversary years prior to 1997 plus all future compensation until retirement with bonuses paid in 1992 through 1996 phased into the computation over five years. Effective January 1, 1997, for new participants in the executive program, average pensionable pay is based exclusively on the career average compensation formula described above. All amounts used in calculating average pensionable pay are determined before giving effect to any salary or bonus deferral under any plan sponsored by the Company.

     Salaried employees not entitled to the executive pension receive annual pension benefits determined by multiplying 1.5% times the employee's number of years of service times average pensionable pay. Average pensionable pay for employees hired prior to 1997 is based on one of the following two options, as elected by the employee: (1) the employee's salary for the five highest years during the 10 years immediately prior to the date of retirement; or (2) the employee's compensation over his entire career with the Company where compensation is calculated by adding the employee's salary to any bonus awarded under the Company's performance bonus plan. In addition, for employees hired prior to 1997, career average compensation generally will include the average of compensation from the five anniversary years prior to 1997 plus all future compensation until retirement with bonuses paid in 1992 through 1996 phased into the computation over five years. Effective January 1, 1997, average pensionable pay for new salaried employees not entitled to the executive pension is based exclusively on career average salary and performance bonuses. For salaried employees participating in the career average earning option, enhanced Company contributions to the employee's 401(k) retirement savings account will be made and, depending on the employee's years of service as of January 1, 1997, the minimum age to retirement with full benefits may be increased.

     The estimated annual pensions payable upon retirement at age 65 for each of the following named executive officers of the Company is: Mr. Lane, $1,081,755; Mr. Leroy, $513,242; Mr. Lawson, $456,948; Mr. Orr, $448,281; and
Mr. Jones, $259,096. The estimated annual pension payable to Mr. Korndorf at age 55 is $164,596. The estimated annual pensions shown are on a straight-life annuity basis and have been computed assuming (i) that the Company's pension plans are continued without further amendment; (ii) that each of the named officers (except for Mr. Korndorf who retired during 2002) continues as an executive of the Company until retirement at age 65; (iii) that salaries continue at 2001 levels; and (iv) that bonuses are paid at target earnings goals. Pension benefits are not subject to reduction for social security benefits or other offset amounts.


          CHANGE IN CONTROL SEVERANCE AGREEMENTS AND OTHER ARRANGEMENTS

     The Company has entered into severance agreements with its executive officers, including each of the currently-employed executive officers named in the Summary Compensation Table in this proxy statement, which are intended to provide for continuity of management in the event of a change in control of the Company. The agreements have an initial term of three years and provide that they are to be automatically extended in one year increments, unless, not later than six months prior to expiration, the Company has given prior notice of termination. In such event, each of the agreements will continue to be effective until the end of its then remaining term. However, no notice of termination of the agreement may be given within six months following a "potential change in control" (as defined in the agreements) and if a "change in control" (as defined in the agreements) occurs, the agreements will continue in effect for the longer of: (i) twenty-four months beyond such change in control; or (ii) until all obligations of the Company under the agreements have been satisfied. A change in control is defined generally as any change in control of the Company that is required to be reported in a proxy statement by Regulation 14A under the Exchange Act. Change in control events include, without limitation: (i) any "person", as defined in the Exchange Act (with certain exceptions), acquiring 30 percent or more of the Company's voting securities; (ii) a majority of the Company's directors being replaced during the term of the agreements without the approval of at least two-thirds of existing directors or directors previously approved by such directors; (iii) the consummation of any merger or business combination of the Company unless in any case the voting securities of the Company outstanding prior to such transaction continue to represent at least 60% of the voting securities of the resulting entity; or (iv) the complete liquidation of the Company or the sale or disposal of all or substantially all of the Company's assets. A potential change in control is defined as (i) the entering into of an agreement that would result in a change in control as defined above; or (ii) any person acquiring 15 percent or more of the Company's voting securities and the Board resolving that a potential change in control has occurred.

     If, within 6 months preceding or within 24 months following a change in control, the covered executive officer is terminated by the Company for any reason, other than for death, disability or for cause (as defined in the agreements), or if, within 24 months following a change in control, such executive officer terminates his or her employment for good reason (as defined in the agreements), then the executive officer is entitled to a lump sum severance payment equal to three times the sum of (a) the executive's then base salary, and (b) the greater of (i) the mean of the bonuses paid to the executive under the Company's Performance Bonus Plan for the three complete fiscal years immediately prior to the termination; and (ii) the target bonus amount for the fiscal year in which the termination occurs. In addition, the executive would also receive a pro-rated bonus, calculated through the date of termination and his earned but unpaid base salary, and vacation pay. Upon termination the executive will also receive in a single payment an amount equal to the excess of the supplemental retirement benefit he would have been entitled to had he remained employed for an additional three years over the supplemental retirement benefit the executive is entitled to based on his actual age and credited service. The executive will also receive an amount equal to three times the Company's contributions on behalf of the executive under the Company's defined contribution plans for the preceding plan year (or, if greater, for the plan year immediately prior to the change in control). In addition, the executive will receive an amount equal to the number of the executive's then outstanding unexercisable stock options multiplied by the positive difference, if any, between the price per share of the Company's stock on the termination date over the per share option exercise price.

     In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed on excess parachute payments by the Internal Revenue Code, the aggregate payments to the executive would be capped at the excise tax threshold, except the Company will "gross-up" the executive officer's compensation for such excise taxes and any federal, state and local income tax applicable to such excise tax, penalties and interest thereon if such gross-up payment would result in the executive receiving an amount which would exceed the capped amount by at least ten percent.

     For three years from the date of a covered termination, the Company would continue the executive's coverage under the Company's welfare benefits for health care, life and accidental death and dismemberment, and disability insurance coverage. Such benefits may be discontinued if the executive has substantially similar benefits available from another employer. The agreements also provide that the Company will pay reasonable legal fees and expenses incurred by the executive in enforcing the agreement. The executive agrees not to disclose nor use for his own purposes confidential and proprietary information of the Company, and for a period of two years not to induce Company employees to leave the Company nor to interfere in a similar manner with the business of the Company.

     In addition to the above described executive severance agreements, several of the Company's compensation plans have change in control provisions. The Company's Bonus Plan provides that employees as of the date of a change in control will be entitled to the greater of a bonus based on actual performance results to such date or their target bonus. The Equity Incentive Plan and Restricted Stock Plan provide that in the event of a change in control, unless otherwise determined by the Board, the value of restricted shares will be cashed out in an amount determined under the plans. The Omnibus Plan provides that in the event of a change in control, unless otherwise determined by the Board, all vesting requirements terminate, all stock options become exercisable for the remainder of their term, and the value of other awards will be cashed out in an amount determined under the Omnibus Plan. The Supplemental Pension Benefit Plan provides that, in the event of a change in control, participants who cease being Company employees will be eligible for benefits under such plan notwithstanding their age at termination of employment. In the event of certain changes in control, amounts deferred under the Company's Deferred Compensation Plan may become payable immediately or such plan may be modified to reflect the impact of the change in control.

     After 29 years of service, Fred F. Korndorf, formerly President of the Worldwide Agricultural Equipment Division, elected to take early retirement. He relinquished his duties as President of the Division on August 1, 2001 and will officially retire effective February 28, 2002. The Company entered into an early retirement agreement with Mr. Korndorf. Under the retirement agreement, Mr. Korndorf will receive a cash payment of $1,139,010, representing approximately thirty months of current base salary and continuation of health, accident, and life insurance benefits at the employee-contributory rate through August 2004. Mr. Korndorf continues to be eligible for bonuses under the Company's Bonus Plan on a prorated basis through February 2002, if a bonus is paid for fiscal 2002, and for March 2002 through August 2004 bonuses to be paid at the greater of seventy percent of final base salary or the actual performance bonus for each year. In lieu of the annual market-priced stock option grant in December 2001, Mr. Korndorf elected to receive a cash payment in January 2002 of $1,729,352. The Board Committee on Compensation waived forfeiture provisions on the remaining 23,055 unvested restricted shares granted to Mr. Korndorf in December 1998. Mr. Korndorf will also receive up to twelve months of career continuation services, continued use up to September 2004 of certain loaned equipment and, unless provided by a subsequent employer, certain relocation expenses through August 2004 and supplemental life insurance coverage in the amount of approximately $715,000 through August 2009. The Company and Mr. Korndorf also agreed to certain confidentiality, non-compete, release and indemnification provisions.


                      STOCKHOLDER PROPOSALS AND NOMINATIONS
--------------------------------------------------------------------------------
     Proposals of stockholders submitted pursuant to Rule 14a-8 for inclusion in the proxy statement for the annual meeting of stockholders to be held February 26, 2003, must be received by the Company at its principal executive offices not later than September 20, 2002. This notice of the annual meeting date also serves as the notice by the Company under the advance notice Bylaw described below.

     Under the Company's Bylaws, a stockholder must give timely written notice to the Secretary of the Company of a nomination or before bringing any business before any annual or special meeting of stockholders. Stockholder proposals submitted other than pursuant to Rule 14a-8 and nominations for the annual meeting to be held February 26, 2003, must be received by the Secretary not earlier than October 29, 2002, and not later than November 28, 2002. The notice shall set forth for each matter a brief description of the business to be brought before the meeting, the reasons therefore, the name, address, class, and number of shares beneficially owned by, and any material interest of the stockholder making the proposal. Notice of a nomination shall set forth the name, address, and the class and number of shares owned by the stockholder making the nomination; the name, age, business, and residence addresses and principal occupation of the nominee and the number of shares beneficially owned by, and such other information concerning, the nominee as would be required to be disclosed in the solicitation of proxies for election of directors under Regulation 14A under the Exchange Act, as amended. The recommendation must also be accompanied by the consent of the individual to be nominated, to be elected and to serve. The Company may require any nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee. Persons who are age 70 or older are not eligible for election to the Board. Directors of the Company are required to tender their resignation from the Board upon any material change in their occupation, career or principal business activity, including retirement.

     Stockholder proposals and recommendations for nomination as a director should be submitted in writing to the Secretary of the Company, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098, who will submit them to the Board or the Corporate Governance Committee, as applicable, for its consideration.


                              COST OF SOLICITATION
--------------------------------------------------------------------------------
     The Company will bear the cost of soliciting proxies in the form enclosed. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees, and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. The Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies held by brokers and nominees at a cost of $10,000 plus out-of-pocket expenses. Proxies also may be solicited personally or by telephone or telegraph by directors, officers, and a few regular employees of the Company in addition to their usual duties. They will not be specially compensated for these services.

                                  ANNUAL REPORT
--------------------------------------------------------------------------------
     Unless you have previously elected to view annual reports over the Internet, a copy of the Company's annual report for the year ended October 31, 2001, has been mailed to you with this proxy statement. The Company's audited financial statements, along with other financial information, are included in the annual report.


     The Company's Form 10-K annual report to the Securities and Exchange Commission may be obtained without charge by writing to Deere & Company Stockholder Relations, One John Deere Place, Moline, Illinois 61265-8098. A copy of the Company's Form 10-K and other periodic filings also may be obtained from the Securities and Exchange Commission's EDGAR database at www.sec.gov.


             ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT
--------------------------------------------------------------------------------
     This proxy statement and the 2001 annual report are available on the Company's Internet site at www.deere.com/stock. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.


     Stockholders of record can choose this option and save the Company the cost of producing and mailing these documents by marking the appropriate box on the proxy card or by following the instructions provided if voting over the Internet or by telephone. Stockholders can also choose between receiving paper documents and viewing future documents electronically by calling the Deere & Company Stockholder Relations Department at (309) 765-4539 or writing to them at One John Deere Place, Moline, Illinois 61265-8098.


     Stockholders who choose to view future proxy statements and annual reports over the Internet will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. The election will remain in effect until the stockholder writes or calls the Deere & Company Stockholder Relations Department and tells us otherwise. Stockholders do not need to elect Internet access each year.


     Stockholders who hold their Company stock through a bank, broker or other holder of record, should refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.


     Some stockholders who hold their Company stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to use to access the Company's proxy statement and annual report.


                                       For the Board of Directors,


                                       /s/ Michael A. Harring



Moline, Illinois                       Michael A. Harring
January 18, 2002                       Secretary

                                   APPENDIX A


DEERE & COMPANY NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN
---------------------------------------------------------

Article 1. Establishment, Purpose, and Duration


1.1 Establishment of the Plan

     Deere & Company, a Delaware corporation, hereby establishes an incentive compensation plan to be known as the "Deere & Company Nonemployee Director Stock Ownership Plan" (the "Plan"), as set forth in this document. The Plan provides for the grant of Restricted Stock to Nonemployee Directors, subject to the terms and provisions set forth herein.

     Upon approval by the Board of Directors of the Company, subject to ratification within six (6) months by an affirmative vote of a majority of Shares, the Plan shall become effective as of February 27, 2002 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein. Each amendment to the Plan shall become effective as of the date set forth in such amendment.


1.2 Purpose of the Plan

     The purpose of the Plan is to further the growth, development, and financial success of the Company by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors by enabling them to participate in the Company's growth and by linking the personal interests of Nonemployee Directors to those of Company shareholders.


1.3 Duration of the Plan

     The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 herein, until all Shares subject to it have been acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after March 8, 2012.


Article 2. Definitions


2.1 Definitions

     Whenever used in the Plan, the following terms shall have the meaning set forth below:

     (a)  "Award" means a grant of Restricted Stock under the Plan.

     (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (c) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes a committee of the Board of Directors designated by the Board to administer part or all of the Plan.

     (d) "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (1) Any person as the term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) (but not including the Company, any subsidiary of the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized or established by the Company in connection with or pursuant to any such benefit plan), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, provided, that there shall not be included among the securities as to which any person is a Beneficial Owner securities as to which the power to vote arises by virtue of proxies solicited by the management of the Company;

          (2) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof;

          (3) The shareholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all the Company's assets; or
               (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least eighty percent (80%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Company" means Deere & Company, a Delaware corporation, (including any and all subsidiaries), or any successor thereto as provided in
          Section 9.7 herein.

     (g) "Director" means any individual who is a member of the Board of Directors of the Company.

     (h) "Disability" means a permanent and total disability, within the meaning of Code Section 22(e)(3).

     (i) "Employee" means any full-time, nonunion, salaried employee of the Company.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

     (k) "Fair Market Value" as it relates to common stock of the Company on any given date means (i) the mean of the high and low sales prices of the common stock of the Company as reported by the Composite Tape of the New York Stock Exchange (or, if not so reported, on any domestic stock exchanges on which the common stock is then listed); or (ii) if the Company's common stock is not listed on any domestic stock exchange, the mean of the high and low sales prices of the Company's common stock as reported by the Nasdaq Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or (iii) if the common stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses applies, the fair value as determined in good faith by the Company's Board of Directors or the Committee.

     (l) "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee of the Company.

     (m) "Restricted Stock" or "Restricted Share" means Shares granted to a Nonemployee Director pursuant to Article 6.

     (n) "Shares" means the shares of common stock of the Company, $1.00 par value.

Article 3. Administration


3.1 The Board of Directors

     The Plan shall be administered by the Board of Directors of the Company, subject to the restrictions set forth in the Plan.


3.2 Administration By The Board

     The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Board have the power to determine Plan eligibility, or to determine the amount, the price, or the timing of Awards to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). Any action taken by the Board with respect to the administration of the Plan which would result in any Nonemployee Director ceasing to be a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act shall be null and void.


3.3 Decisions Binding

     All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Nonemployee Directors, and their estates and beneficiaries.


Article 4. Shares Subject to the Plan


4.1 Number of Shares

     Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 250,000.


4.2 Lapsed Awards

     If any Shares granted under this Plan terminate, expire, or lapse for any reason, such Shares again shall be available for grant under the Plan. However, in the event that prior to an Award's termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan.


4.3. Adjustments in Authorized Shares

     In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Board may make such adjustments to outstanding Awards to prevent dilution or enlargement of rights.


Article 5. Participation


5.1 Participation

     Persons participating in the Plan shall include, and be limited to, all Nonemployee Directors of the Company.


Article 6. Restricted Stock


6.1 Annual Awards

     An annual Award of Restricted Shares to each Nonemployee Director will be made automatically as of the date one week following the date of the annual meeting for the election of Directors in an amount equivalent to $60,000 based on the Fair Market Value on the grant date of common stock of the Company. Although the period of service shall run from the date of the annual meeting, the grant date shall be one week following the annual meeting to permit the dissemination to the market of information coming out of such meeting.


6.2 Partial Awards

     Upon the effective date of any amendment in the amount of any Award, each Nonemployee Director shall receive a partial Award calculated as if the Nonemployee Director were serving a partial term as provided in Section 6.3, below, provided that the Fair Market Value shall be determined as of the grant date one week following the effective date of the Award. Restricted shares previously granted to the Nonemployee Director for the same period shall be deducted from such Award.


6.3 Partial Terms

     A Nonemployee Director who is elected by the Board to fill a vacancy between annual meetings shall automatically be granted a pro rata portion of the number of Restricted Shares awarded to Nonemployee Directors as of the date of the most recent annual meeting. Such prorated number of shares shall be determined by multiplying the number of Restricted Shares awarded as of the date of the most recent annual meeting by a fraction, the numerator of which is the number of days remaining until the date of the next annual meeting for the election of Directors, and the denominator of which is the number of days between such annual meetings.


6.4 Custody and Transferability

     The Shares awarded to a Nonemployee Director may not be sold, pledged, assigned, transferred, gifted, or otherwise alienated or hypothecated until such time as the restrictions with respect to such Shares have lapsed as provided herein. At the time Restricted Shares are awarded to a Nonemployee Director, shares representing the appropriate number of Restricted Shares shall be registered in the name of the Nonemployee Director but shall be held by the Company in custody for the account of such person. As Restrictions lapse on Shares upon death, Disability or retirement as contemplated by Section 6.8, certificates therefor will be delivered to the Participant.


6.5 Other Restrictions

     The Company may impose such other restrictions on any Shares granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which such Shares or Shares of the same class are then listed, and with any blue sky or securities laws applicable to such Shares. Shares delivered upon death, Disability or retirement as contemplated by Section 6.8 may bear such legends, if any, as the Board shall specify.


6.6 Voting Rights

     Participants granted Restricted Stock hereunder shall have full voting rights on such Shares.


6.7 Dividend Rights

     Participants granted Restricted Stock hereunder shall have full dividend rights, with such dividends being paid to Participants. If all or part of a dividend is paid in Shares, the Shares shall be held by the Company subject to the same restrictions as the Restricted Stock that is the basis for the dividend.


6.8 Termination of Service From Board

     The restrictions provided for in Sections 6.4 and 6.5 shall remain in effect until, and shall lapse only upon, the termination of a Nonemployee Director's service as a Director by reason of death, Disability, or retirement from the board, and the Shares shall thereafter be delivered to the Nonemployee Director or the decedent's beneficiary as designated pursuant to Section 9.3.

     In the event the Nonemployee Director's service as a Director is terminated for any other reason, including, without limitation, any involuntary termination on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company, all Restricted Shares awarded to such Nonemployee Director prior to the date of termination shall be immediately forfeited and returned to the Company.


6.9 Tax Withholding

     The Company shall have the right under this Plan to collect cash from Nonemployee Directors in an amount necessary to satisfy any Federal, state or local withholding tax requirements. Any Nonemployee Director may elect to satisfy withholding, in whole or in part, by having the Company withhold shares of common stock having a value equal to the amount required to be withheld.


Article 7. Change in Control


7.1 Change in Control

     Notwithstanding the provisions of Article 6 herein, in the event of a Change in Control, any and all restrictions on Restricted Shares shall lapse as of the date of the Change in Control, and the Company shall deliver new certificates for such Restricted Shares which do not contain the legend of restrictions required by Section 6.5.


Article 8. Amendment, Modification, and Termination


8.1 Amendment, Modification and Termination

     Subject to the terms set forth in this Section 8.1 and Section 8.2, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount, the price or the timing of Awards to Nonemployee Directors may not be amended more than once every six (6) months, other than to comport with changes in laws and regulations.

     Without such approval of the shareholders of the Company as may be required by the Code, by the rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto, no such termination, amendment or modification may:

     (a) Materially increase the total number of Shares which may be available for grants of Awards under the Plan, except as provided in Section 4.3 herein; or

     (b) Materially modify the requirements with respect to eligibility to participate in the Plan; or

     (c) Materially increase the total benefits accruing to Nonemployee Directors under the Plan.


8.2 Awards Previously Granted

     Unless required by law, no termination, amendment or modification of the Plan shall materially affect, in an adverse manner, any Award previously granted under the Plan, without the consent of the Nonemployee Director holding the Award.


Article 9. Miscellaneous


9.1 Gender and Number

     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

9.2 Severability

     In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


9.3 Beneficiary Designation

     Each Nonemployee Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Nonemployee Director, and will be effective only when filed by the Nonemployee Director in writing with the Company during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Nonemployee Director's death shall be paid to the Nonemployee Director's estate.


9.4 No Right of Nomination

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Nonemployee Director for reelection by the Company's shareholders.


9.5 Shares Available

     The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Board.


9.6 Additional Compensation

     Shares granted under the Plan shall be in addition to any annual retainer, attendance fees, or other compensation payable to each Nonemployee Director as a result of his or her service on the Board.


9.7 Successors

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


9.8 Requirements of Law

     The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.


9.9 Governing Law

     To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.


9.10 Securities Law Compliance

     With respect to any Nonemployee Directors subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

                                   APPENDIX B


                         AUDIT REVIEW COMMITTEE CHARTER
--------------------------------------------------------------------------------

     RESOLVED, that the Audit Review Committee Charter is as follows:

     RESOLVED, that there be and hereby is created a committee to be known as the Audit Review Committee to assist the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company, and that the Audit Review Committee shall consist of at least three directors who meet the independence and financial expertise requirements of the New York Stock Exchange. The members of the Audit Review Committee and the Chairman thereof shall be designated by the Board of Directors.

     FURTHER RESOLVED, that the certified public accountants engaged to audit the Company (the "external auditors") shall be ultimately accountable to the Board of Directors and this Audit Review Committee.

     FURTHER RESOLVED, that this Audit Review Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditor.

     FURTHER RESOLVED, that the following are the primary responsibilities of the Audit Review Committee and are set forth only for its guidance. The Audit Review Committee may, from time to time, adopt procedures as it deems appropriate in carrying out its oversight functions and may perform such other functions as may be assigned to it by law, this Charter, the Company's Articles of Incorporation, or Bylaws, or by the Board of Directors. The Audit Review Committee shall:

     (1) Recommend for approval by the Board of Directors, a firm of certified public accountants to conduct the audit of the Company's annual financial statements to be filed with the Securities and Exchange Commission.

     (2) Determine whether to recommend to the Board of Directors that the Company's financial statements be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission. To carry out this responsibility, the Audit Review Committee shall:

          o review and discuss the results of each external audit of the Company's audited financial statements with management and the external auditors;

          o discuss with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

          o review and discuss with the external auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Company's external auditors;

          o based upon the reviews and discussions, issue its report for inclusion in the Company's proxy statement.

     (3) Consider whether the provision by the external auditors of services not related to the audit of the annual financial statements included in the Company's Form 10-K and the reviews of the interim financial statements included in the Company's Forms 10-Q for such year is compatible with maintaining the external auditors' independence.

     (4) Review the scope of, and plans for, the annual audit by the external auditors.

     (5) Meet from time to time with representatives of the external auditors, such meetings to include private sessions with the external auditors.

     (6) Discuss quarterly with management and the external auditors the quarterly financial information prior to the Company's filing of quarterly reports on Form 10-Q and any matters to be communicated to the Audit Review Committee under generally accepted auditing standards, or to authorize the Chairman of the Audit Review Committee to conduct such discussions.


     (7) Review annually the Company's procedures relating to its Code of Business Principles and its Business Conduct Guidelines and to meet with the General Counsel concerning litigation and legal and regulatory compliance.


     (8) Meet at a minimum of once each fiscal year with the Comptroller and representatives of the internal audit department, and also with other employees or officers associated with the system of internal control and the internal audit of the books and records of the Company and its subsidiaries, and to review and discuss the internal audit function and the system of internal accounting control, which includes audit procedures with respect to the Company's Business Conduct Guidelines, such meetings to include private sessions with the senior executive in charge of internal auditing.


     (9) Review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.


     (10) Report Audit Review Committee activities to the full Board of
          Directors.


     FURTHER RESOLVED, that in discharging its oversight responsibilities, the Audit Review Committee shall have unrestricted access to the Company's management, books and records.


     FURTHER RESOLVED, that it is the responsibility of management of the Company to establish and maintain internal financial controls and to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and it is the responsibility of the external auditors for the Company to audit those financial statements and to express an opinion on the financial statements. The Audit Review Committee's responsibility is one of oversight. The Audit Review Committee is not providing any expert or other special assurance as to the Company's financial statements or the audit of those financial statements by the external auditors.


     FINALLY RESOLVED, that members of the Audit Review Committee shall be entitled to rely on the representations made to the Audit Review Committee by the Company's management and the external auditors.

            DIRECTIONS TO THE DEERE & COMPANY ADMINISTRATIVE CENTER
                One John Deere Place, Moline, Illinois 61265-8098
--------------------------------------------------------------------------------
     The annual meeting will be held in the auditorium of the Deere & Company Administrative Center which is located at One John Deere Place, Moline, Illinois. John Deere Place intersects the north side of John Deere Road east of 70th Street, Moline. The entrance to the Administrative Center and parking are on the east side of the building.


From Chicago (or the east)
-------------------------

     Take I-290 (Eisenhower Expressway) west to I-88 West (East-West Tollway) which turns into IL5/John Deere Road. Follow IL5/John Deere Road to John Deere Place. Turn right onto John Deere Place. Follow for about 1/4 mile. Turn left onto the Administrative Center grounds. Follow the signs to parking on the east side of the building.


From Des Moines (or the west)
----------------------------

     Take I-80 east to exit number 298. Exit onto I-74 East. Follow for about 91/4 miles to the IL5 East/John Deere Road exit (Exit number 4A). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for about 1/4 mile. Turn left onto the Administrative Center grounds. Follow the signs to parking on the east side of the building.


From Peoria (or the south)
-------------------------

     Take I-74 west to the I-280 West exit. Exit onto I-280 West. Follow for about 10 miles to exit number 18A. Exit onto I-74 West. Follow for about 1/2 mile to the IL5 East/John Deere Road exit (Exit number 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for 1/4 mile. Turn left onto the Administrative Center grounds. Follow the signs to parking on the east side of the building.







[JOHN DEERE LOGO]




[GRAPHIC OMITTED]
Printed on Recycled Paper

[JOHN DEERE LOGO]


Dear Stockholders:

It is a pleasure to invite you to the 2002 Annual Meeting of Stockholders of Deere & Company. The meeting will be held at 10 A.M. on Wednesday, February 27, 2002 at the Deere & Company Administrative Center, at One John Deere Place, Moline, Illinois.

The Notice of the meeting and the Proxy Statement enclosed cover the formal business of the meeting, which includes election of Directors, a director compensation plan proposal, and any other business to properly come before the meeting. The rules of conduct for the meeting include the following:

1. No cameras, sound equipment or recording devices may be brought into the auditorium.

2. There will be a discussion period at the end of the meeting. If you wish to present a question or comment, please wait for an attendant to provide a microphone, then begin by stating your name, indicating the city and state where you reside, and confirming that you are a stockholder.

3. The Chairman is authorized to impose reasonable time limits on the remarks of individual stockholders and has discretion to rule on any matters, which arise during the meeting. Personal grievances or claims are not appropriate subjects for the meeting.

4. Voting results announced at the meeting by the Inspectors of Voting are preliminary. Final results will be included in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the second quarter of fiscal 2002.



                             Detach Proxy Card Here

--------------------------------------------------------------------------------

                                 DEERE & COMPANY
                      PROXY-ANNUAL MEETING/27 FEBRUARY 2002

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Deere & Company on February 27, 2002.

The undersigned appoints each of Robert W. Lane and Michael A. Harring attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof. The shares represented by this proxy will be voted as specified and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


Change of Address and or Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (If you noted a change of address and or comments above,
                      please mark box on the reverse side)

[JOHN DEERE LOGO]

DEERE & COMPANY
STOCKHOLDER RELATIONS
ONE JOHN DEERE PLACE
MOLINE, IL 61265-8098

                         VOTE BY TELEPHONE AND INTERNET
                          24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

--------------------------------------------------------------------------------
If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.
--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT.
                              THANK YOU FOR VOTING!



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                 JOHND1       KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

================================================================================
DEERE & COMPANY

The Directors Recommend a Vote FOR all Nominees and FOR Item 2.

1. Election as Directors

Nominees:  01 - John R. Block, 02 - T. Kevin Dunnigan and
           03 - Dr. Dipak C. Jain.

                              For Withhold For All
                              All    All    Except
                              [ ]    [ ]      [ ]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

--------------------------------------------------------------------------------




2. Approval of the Deere & Company Nonemployee Director Stock Ownership Plan.

                           For    Against    Abstain
                           [ ]      [ ]        [ ]

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

To receive your materials electronically in the future, please go to www.icsdelivery.com/de to enroll.

If you wish to discontinue receipt of the Annual Report by mail, please mark this box. [ ]

If you are submitting a change of address and or comments please mark here and note on the reverse side. [ ]


------------------------------------         ------------
Signature [PLEASE SIGN WITHIN BOX]               Date


------------------------------------         ------------
Signature (Joint Owners)                         Date


================================================================================